Exhibit 4.1

EXECUTION VERSION

CYRUSONE EUROPE FINANCE DAC

as Issuer,

CYRUSONE INC.

and

CYRUSONE LP

as Guarantors,

WELLS FARGO BANK, N.A.

as Trustee,

DEUTSCHE BANK AG, LONDON BRANCH

as Paying Agent and Transfer Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Authenticating Agent and Security Registrar

1.125% SENIOR NOTES DUE 2028

INDENTURE

Dated as of May 26, 2021

TABLE OF CONTENTS

Page

Article I

Definitions; INTERPRETATION

Section 1.1	Definitions of Terms	2
Section 1.2	Rules of Construction	14

Article II

THE NOTES

Article III

Redemption of THE NOTES

i

Article IV

NOTE GUARANTEES

Section 4.1	Note Guarantees	37
Section 4.2	Limitation on Guarantor Liability	38
Section 4.3	Execution and Delivery of Note Guarantees	39

Article V

Covenants

Article VI

Noteholders’ Lists

Section 6.1	Issuer to Furnish Trustee Names and Addresses of Noteholders	43
Section 6.2	Preservation of Information	43

Article VII

Remedies of the Trustee and NOTEholders on Event of Default

Article VIII

Concerning the Trustee

Article IX

Concerning the NOTEholders

Section 9.1	Evidence of Action by Noteholders	57
Section 9.2	Proof of Execution by Noteholders	58
Section 9.3	Who May Be Deemed Owners	58
Section 9.4	Actions Binding on Future Noteholders	58

Article X

AMENDMENT, SUPPLEMENT AND WAIVER

Article XI

Successor Entity

Section 11.1	Issuer and Guarantors May Consolidate on Certain Terms	62
Section 11.2	Successor Entity Substituted	63

Article XII

Satisfaction and Discharge

Section 12.1	Satisfaction and Discharge	63
Section 12.2	Application of Trust Money	64

Article XIII

Legal Defeasance and Covenant Defeasance

Section 13.6	Repayment to Issuer	68
Section 13.7	Reinstatement	68

Article XIV

Immunity of Incorporators, Stockholders,
Officers and Directors

Section 14.1	No Recourse	69

Article XV

Miscellaneous Provisions

EXHIBITS

EXHIBIT A	CYRUSONE EUROPE FINANCE DAC FORM OF 1.125% SENIOR NOTES DUE 2028

EXHIBIT B	FORM OF LEGEND FOR REGULATION S NOTE

EXHIBIT C	FORM OF LEGEND FOR GLOBAL NOTE

EXHIBIT D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS

v

INDENTURE, dated as of May 26, 2021, among CYRUSONE EUROPE FINANCE DAC, a designated activity company organized under the laws of Ireland (the “Issuer”), CYRUSONE, LP, a Maryland limited partnership (the “Company”), CYRUSONE INC., a Maryland corporation (“Holdings,” and, together with the Company, the “Guarantors,” and each a “Guarantor”), WELLS FARGO BANK, N.A., as trustee (the “Trustee”), DEUTSCHE BANK AG, LONDON BRANCH, as paying agent and transfer agent (the “Paying Agent” and “Transfer Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS as security registrar and authenticating agent (the “Security Registrar” and “Authenticating Agent”).

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Issuer’s senior notes designated as the Issuer’s 1.125% Senior Notes due 2028 (hereinafter referred to as the “Notes”) in an initial aggregate principal amount of €500,000,000 as in this Indenture provided, as registered Notes without coupons, to be authenticated by the certificate of the Trustee or the Authenticating Agent;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Indenture, and to make the Notes, when executed by the Issuer, authenticated by the Authenticating Agent or Trustee and delivered by the Trustee, the valid and binding obligations of the Issuer;

WHEREAS, on or about the date hereof, the Issuer has executed and delivered an ICSD Agreement with the ICSDs in order to allow the ICSDs to accept the Notes as eligible for settlement with the ICSDs and to properly service the Notes;

WHEREAS, the Notes are intended to be held in a manner which will allow Eurosystem eligibility and are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper);

WHEREAS, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Notes:

Article I

Definitions; INTERPRETATION

Section 1.1         Definitions of Terms.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section and shall include the plural as well as the singular.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of, or substantially concurrently upon consummation of, the transactions by which such Person becomes a Subsidiary will not be Acquired Indebtedness. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Amounts” shall have the meaning set forth in Section 3.6 (Payment of Additional Amounts).

“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Section 2.1 (Amount of Notes; Additional Notes), Section 2.8 (Execution and Authentication) and Section 5.5 (Limitations on Incurrence of Indebtedness), as part of the same series as the Initial Notes.

“Agent” means any Security Registrar or Paying Agent.

“Agent Members” shall have the meaning set forth in Section 2.15(a) (Book-Entry Provisions for Global Notes).

“Authenticating Agent” shall have the meaning set forth in the preamble, and subject to the provisions of Section 2.13 (Authenticating Agent), shall include successors authenticating agents so appointed by the Trustee.

“Authentication Order” means a written order signed in the name of the Issuer to the Trustee, the Common Service Provider and/or the Authenticating Agent to authenticate and deliver the Notes and/or instruct the Common Safekeeper to effectuate such Notes, signed by one or more Authorized Officers of the Company.

“Authorized Officer” when used with respect to any Person, means any member of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of such Person to which authority to act on behalf of the Board of Directors has been delegated and to be in full force and effect on the date of such certification, and to be delivered to the Trustee.

“Business Day” means, with respect to the Notes, any day other than a day on which federal or state banking institutions in the Borough of Manhattan, the City and State of New York, London, United Kingdom or Dublin, Ireland, are authorized or obligated by law, executive order or regulation to close.

“Capitalization Rate” means 8.00%.

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Safekeeper” means, with respect to the Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, Euroclear Bank SA/NV or Clearstream Banking S.A. or another Person designated as Common Safekeeper by Euroclear Bank SA/NV or Clearstream Banking S.A.

“Common Service Provider” means, with respect to the Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, initially, Deutsche Bank AG, London Branch at Winchester House, 1 Great Winchester Street, London, EC2N 2DB United Kingdom and any subsequent Person appointed by ICSDs to service such Notes.

“Company” shall have the meaning set forth in the preamble, and subject to the provisions of Article XI (Successor Entity), shall also include its successors and assigns.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of the Independent Investment Bank selected by the Issuer, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the Notes Par Call Date, or if the Independent Investment Bank in its discretion determines that such similar bond is not in issue, such other German government bond as the Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day in London prior to the Redemption Date, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m., London time, on such business day as determined by the Independent Investment Bank selected by the Issuer.

“Confidential Datasite” shall have the meaning set forth in Section 5.4(b) (Reports).

“Consolidated EBITDA” means, for any period of time, without duplication, consolidated net income (loss) of Holdings and its Consolidated Subsidiaries plus amounts which have been deducted and minus amounts which have been added for, without duplication, (a) Interest Expense, (b) depreciation and amortization and other non-cash items deducted or added back in arriving at net income (loss), (c) provision for taxes based on income or profits, (d) non-recurring or other unusual items, as determined by the Company in good faith (including, all prepayment penalties and all costs or fees incurred in connection with any equity financing, debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (e) extraordinary items, (f) noncontrolling interests, (g) the income, expense, gain or loss attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP, and (h) gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges; provided, however, that in no event will Consolidated EBITDA include (x) net income (loss) (whether pursuant to the equity method of accounting or otherwise) on account of any of the Company’s or its Consolidated Subsidiaries’ unconsolidated subsidiaries and other partially owned entities or (y) net income (loss) generated from the Company’s or its Consolidated Subsidiaries’ real property under construction or Redevelopment Properties; provided, further, that all amounts for such period shall be reasonably determined by the Company in accordance with GAAP to the extent GAAP is applicable.

Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (i) in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of the assets in service or removal of the assets from service as if the placement of the assets in service or removal of the assets from service occurred at the beginning of the period; and (ii) in the case of any acquisition or disposition of any asset or group of assets from the beginning of the period to the date of determination, including by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Consolidated Subsidiaries prepared in accordance with GAAP.

“Consolidated Subsidiary” means each Subsidiary of Holdings that is consolidated in the Consolidated Financial Statements for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports).

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 150 East 42nd Street, 40th Floor, New York, NY 10017, Attention: Corporate Trust Services.

“Covenant Defeasance” shall have the meaning set forth in Section 13.3 (Covenant Defeasance).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 2.7(b) (Provisions for Payment; Defaulted Interest).

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.17 (Transfer and Exchange), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of issuance with respect to such Note or any predecessor of such Note.

“euro(s)” or “€” means the single currency introduced at the third stage of the European Monetary Union pursuant to the treaty establishing the European Community, as amended.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Event of Default” shall have the meaning set forth in Section 7.1 (Events of Default).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” shall have the meaning set forth in Section 2.17(b) (Transfer and Exchange).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means, individually and collectively, each of the Notes in registered, global form, substantially in the form of Exhibit A.

“German Governmental Obligations” means securities that are (a) direct obligations of Germany for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or an instrumentality of Germany, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by Germany, that, in either case, are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such German Governmental Obligation or a specific payment of principal of or interest on any such German Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the German Government Obligation or the specific payment of principal of or interest on the German Government Obligation evidenced by such depositary receipt.

“Guarantors” shall have the meaning set forth in the preamble, and subject to the provisions of Article XI (Successor Entity), shall also include its successors and assigns.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Holder” means a Person in whose name a Note is registered.

“Holdings” shall have the meaning set forth in the preamble, and subject to the provisions of Article XI (Successor Entity), shall also include its successors and assigns.

“ICSDs” means, together, Clearstream and Euroclear.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and “Incurrence” and “Incurred” have meanings correlative to the foregoing. Indebtedness or other obligation of the Company or any Subsidiary of the Company will be deemed to be Incurred by the Company or such Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided that neither the accrual of interest nor the accretion of original issue discount will be considered to be an Incurrence of Indebtedness. Indebtedness or other obligations of a Subsidiary of the Company existing prior to the time it became a Subsidiary of the Company will be deemed to be Incurred upon such Subsidiary becoming a Subsidiary of the Company; and Indebtedness or other obligation of a Person existing prior to a merger or consolidation of such Person with the Company or any Subsidiary of the Company in which such Person is the successor to the Company or such Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than the Company, Holdings or any Consolidated Subsidiary or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not the Company, Holdings or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.

“Indebtedness” of the Company, Holdings or any Consolidated Subsidiary means, without duplication, any of the Company’s indebtedness or that of any Consolidated Subsidiary, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any lien existing on property owned by the Company or any Consolidated Subsidiary; (b) indebtedness for borrowed money of a Person other than the Company, Holdings or a Consolidated Subsidiary which is secured by any lien on property owned by the Company, Holdings or any Consolidated Subsidiary, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value of the property subject to such lien; (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or (d) any lease of property by the Company, Holdings or any Consolidated Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a finance lease in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation by the Company, Holdings or any Consolidated Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Company or any Consolidated Subsidiary) of the type described in clauses (a)-(d) of this definition; provided that (y) the term “Indebtedness” shall not include Permitted Non-Recourse Guarantees of the Company, Holdings or any Consolidated Subsidiary until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Company, Holdings or any Consolidated Subsidiary and (z), in the case of clause (d) of this definition, the term “Indebtedness” shall not include any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as an operating lease in accordance with GAAP.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended.

“Independent Investment Bank” means one of the Reference Bond Dealers that the Issuer shall appoint to act as the Independent Investment Bank.

“Initial Notes” means the €500,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Intercompany Indebtedness” means Indebtedness to which the only parties are any of the Guarantors and any Consolidated Subsidiary (including CyrusOne GP); provided, however, that with respect to any such Indebtedness of which either Guarantor is the borrower, such Indebtedness is subordinate in right of payment to the Notes.

“Interest Expense” means, for any period of time, consolidated interest expense for such period of time, whether paid, accrued or capitalized, without deduction of consolidated interest income, of Holdings and its Consolidated Subsidiaries, including, without duplication, or, to the extent not so included, with the addition of (a) the portion of any rental obligation in respect of any finance lease obligation allocable to interest expense in accordance with GAAP and (b) the amortization of Indebtedness discounts, but excluding prepayment penalties, in all cases as reflected in the applicable Consolidated Financial Statements. “Interest Expense” will be calculated on a pro forma basis (x) for any Indebtedness Incurred by the Company and its Subsidiaries since the first day of the applicable period and the application of proceeds therefrom and (y) the repayment or retirement of any Indebtedness by the Company and its Subsidiaries since the first day of the applicable period.

“Interest Payment Date” when used with respect to any installment of interest on the Notes, means the date set forth in the Notes as the fixed date on which an installment of interest with respect to Notes due and payable.

“IOA” shall have the meaning set forth in Section 2.5 (Additional Responsibilities of the Paying Agent regarding Notes issued under the New Safekeeping Structure).

“Issuer” shall have the meaning set forth in the preamble, and subject to the provisions of Article XI (Successor Entity), shall also include its successors and assigns.

“Issuer Order” mean a written request or order signed in the name of the Issuer by one or more Authorized Officers of the Issuer, and delivered to the Trustee.

“Legal Defeasance” shall have the meaning set forth in Section 13.2 (Legal Defeasance and Discharge).

“Make-Whole Premium” means, with respect to any Note redeemed before the Notes Par Call Date, the excess, if any, of (a) the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the Notes Par Call Date from the Redemption Date to the Notes Par Call Date (exclusive of any accrued interest) discounted to the Redemption Date on an annual basis, pursuant to the ACTUAL/ACTUAL (ICMA) payment convention, at the Comparable Government Bond Rate plus 30 basis points; over (b) 100% of the principal amount of such Note.

“New Safekeeping Structure” means the structure under which registered Global Notes intended to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem must be issued. Registered Global Notes issued under the New Safekeeping Structure must be registered in the name of a nominee of the Common Safekeeper and safekept by the Common Safekeeper.

“Non-Recourse Indebtedness” means Indebtedness of a Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided, further, that, if any such Indebtedness is partially recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Indebtedness that does meet the criteria set forth above shall constitute “Non-Recourse Indebtedness.”

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Note Guarantees” means the full and unconditional guarantees by the Guarantors in respect of the Notes as made applicable to the Notes in accordance with the provisions of Article IV (Note Guarantees).

“Noteholder,” “holder of Notes,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Note shall be registered on the books of the Issuer kept for that purpose in accordance with the terms of this Indenture.

“Notes” shall have the meaning set forth in the recitals (which, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, are effectuated by the Common Safekeeper). The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Par Call Date” means February 26, 2028, being three months prior to the Notes’ Stated Maturity.

“Offering Memorandum” means the final offering memorandum of the Issuer and the Guarantors, dated May 12, 2021 related to the offering of the Notes and related Note Guarantees.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer or the Company (as applicable) that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 15.11 (Compliance Certificates and Opinions), if and to the extent required by the provisions thereof. An Officer’s Certificate given pursuant to Section 5.6 (Compliance Certificates) shall be signed by the principal executive, financial or accounting officer of the Company, but need not contain the statements provided for in Section 15.11 (Compliance Certificates and Opinions).

“Opinion of Counsel” means an opinion in writing subject to customary exceptions of legal counsel, who may be an employee of or counsel for the Company or its affiliate, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 15.11 (Compliance Certificates and Opinions), if and to the extent required by the provisions thereof.

“Optional Redemption Price” shall have the meaning set forth in Section 3.2 (Optional Redemption of the Notes).

“Outstanding” when used with reference to the Notes, means, subject to the provisions of Section 2.6 (Certain Notes Owned by the Issuer Disregarded), as of any particular time, all Notes theretofore authenticated and delivered by the Trustee under the Indenture, except (a) Notes theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent for cancellation or that have previously been canceled (and, in the case of Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, canceled by the Common Safekeeper); (b) Notes or portions thereof for the payment or redemption of which cash or German Governmental Obligations in the necessary amount shall have been deposited with any Paying Agent (other than the Issuer) or in trust with the Trustee or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent); provided, however, that, if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article III (Redemption of the Notes), or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.10 (Mutilated, Destroyed, Lost or Stolen Notes), unless the Trustee and the Issuer receives proof satisfactory to them that the replaced Note is held by a protected purchaser (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, has been effectuated by the Common Safekeeper).

“Paying Agent” shall have the meaning set forth in the preamble, and subject to the provisions of Section 2.3 (Security Registrar and Paying Agent), shall also include its successors and assigns.

“Payment Business Day” means any day that is (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City, Dublin and the City of London and, in the case of Definitive Notes only, the relevant place of presentation and (ii) a day on which the TARGET 2 System is open for the settlement of payment in euros.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Indebtedness in the ordinary course of business by the Company or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or an entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Company or any of its other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 (Mutilated, Destroyed, Lost or Stolen Notes) in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Record Date” means the date specified for determining Holders entitled to (i) receive interest on the Notes or any other payments hereunder or (ii) take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action).

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.2 (Optional Redemption of the Notes) or Section 3.3 (Redemption for Tax Reasons), the date fixed for such redemption in accordance with the provisions of Section 3.2 (Optional Redemption of the Notes) or Section 3.3 (Redemption for Tax Reasons), as applicable.

“Redemption Price” shall have the meaning set forth in Section 3.3 (Redemption for Tax Reasons).

“Redevelopment Property” means a property, or a distinct portion thereof, owned by the Company or a Consolidated Subsidiary (a) where the commenced leased square footage is less than 85% of the sum of net rentable square feet and redevelopment space, with reasonable adjustments to leased square footage determined in good faith by the Company, including adjustments for available power, required support space and common area and (b) that the Company reasonably characterizes as held in whole or in part for redevelopment. Notwithstanding the foregoing, any property will no longer be considered to be a “Redevelopment Property” at the point at which such property’s Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate exceeds its book value as determined in accordance with GAAP. For the avoidance of doubt, an individual parcel of property can be the site of one or more properties described in the immediately preceding sentence or Redevelopment Properties as determined in the good faith judgment of an Authorized Officer of Holdings.

“Reference Bond Dealers” means Barclays Bank PLC, Deutsche Bank Aktiengesellschaft, and J. P. Morgan Securities plc (or their respective affiliates that are Primary Bond Dealers (as defined below)) and their respective successors; provided, however, that if any of the foregoing shall cease to be a broker or dealer of, and/or market maker in, German government bonds (a “Primary Bond Dealer”), the Issuer will substitute therefor another Primary Bond Dealer in its sole discretion.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” shall have the meaning set forth in Section 2.15(a) (Book-Entry Provisions for Global Notes).

“Relevant Taxing Jurisdiction” means Ireland or the United States or, in each case, any taxing authority thereof or therein.

“Required Filing Dates” shall have the meaning set forth in Section 5.4(a) (Reports).

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Secured Indebtedness” means, as of any date, that portion of Total Outstanding Indebtedness as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Security Register” shall have the meaning set forth in Section 5.2(a) (Maintenance of Office or Agency).

“Security Registrar” shall have the meaning set forth in the preamble, and subject to the provisions of Section 2.3 (Security Registrar and Paying Agent), shall also include its successors and assigns.

“Significant Subsidiary” shall have the meaning set forth in Section 7.1(d) (Events of Default).

“Stated Maturity” when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such Note or a coupon representing such installment of interest as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“TARGET 2 System” means the Trans-European Automatic Real-Time Gross Settlement Express Transfer (TARGET 2) System (or any successor thereto).

“Tax Redemption Price” shall have the meaning set forth in Section 3.3 (Redemption for Tax Reasons).

“Total Assets” as of any date means the sum, without duplication, of (a) Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate, (b) the undepreciated book value of the real property of the Company and the Consolidated Subsidiaries under construction and Redevelopment Property as of the end of the quarterly period used for purposes of clause (a) above, in each case as determined by the Company in good faith, and (c) for all assets of the Company and the Consolidated Subsidiaries other than the assets referred to in (a) and (b) above, the undepreciated book value as determined in accordance with GAAP (but excluding accounts receivable, non-real estate intangible assets, and right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), prior to such time). For the avoidance of doubt, (x) the assets in clause (c) of the immediately preceding sentence will include all cash and cash equivalents and the fair market value of all investments in equity securities with readily determinable fair value (but excluding all cash and cash equivalents applied to defease or discharge any indebtedness), and (y) an individual parcel of property can be the site of one or more properties, and separate portions of the same parcel of property can (i) contribute to Consolidated EBITDA in clause (a) of the immediately preceding sentence, (ii) be a Redevelopment Property or (iii) be real property under construction or land, in each case, as determined in the good faith judgment of an Authorized Officer of Holdings.

“Total Outstanding Indebtedness” means, as of any date, the sum, without duplication, of (a) the aggregate principal amount of all outstanding Indebtedness of Holdings as of that date, excluding Intercompany Indebtedness; and (b) the aggregate principal amount of all outstanding Indebtedness of the Company’s Consolidated Subsidiaries, all as of that date, excluding Intercompany Indebtedness.

“Total Unencumbered Assets” means, as of any time, the sum of (a) Unencumbered Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate, and (b) to the extent not subject to any Secured Indebtedness, the value of the assets described in clauses (b) and (c) of the definition of Total Assets; provided, however, that all investments by the Company and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included (it being understood that investments in equity securities with readily determinable fair value shall not be covered by this proviso; provided, however, that such investments in equity securities with readily determinable fair value are not securing, or applied to defease or discharge, in each case as of that date, any indebtedness, including mortgages and other notes payable).

“Transfer Restricted Note” means any Global Note and any Definitive Note that bears or is required to bear the Transfer Restriction Legend.

“Transfer Restriction Legend” means the legend set forth in Exhibit B.

“Trust Officer” means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means Wells Fargo Bank, N.A., and, subject to the provisions of Article VII (Remedies of the Trustee and Holders on Event of Default), shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person.

“Unencumbered Consolidated EBITDA” means, for any quarter, Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), prior to the time of determination, less any portion thereof attributable to any properties or assets subject to any Secured Indebtedness, as determined in good faith by the Company.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unsecured Indebtedness” means that portion of Total Outstanding Indebtedness that is not Secured Indebtedness.

“U.S.” means the United States of America.

“USA Patriot Act” shall have the meaning set forth in Section 15.12 (USA Patriot Act).

Section 1.2     Rules of Construction.

Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            “including” is not limiting;

(5)            words in the singular include the plural, and in the plural include the singular;

(6)            “will” shall be interpreted to express a command;

(7)            provisions apply to successive events and transactions; and

(8)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

Article II

THE NOTES

Section 2.1     Amount of Notes; Additional Notes.

(a)            General. The Notes shall be designated as 1.125% Senior Notes due 2028. The Trustee or Authenticating Agent shall initially authenticate the Initial Notes for original issue on the Issue Date upon written orders or an Authentication Order of the Issuer (and, if such Initial Notes are issued in the form of Global Notes under the New Safekeeping Structure and such written order of the Issuer so specifies, shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such Initial Notes).

(b)            Additional Notes.

(1)            The Issuer will be entitled, upon delivery of an Officer’s Certificate and Authentication Order and without the consent of the Holders of the Notes, subject to compliance with Section 5.5 (Limitations on Incurrence of Indebtedness), to issue Additional Notes under the Indenture that will have identical terms to the Initial Notes issued on the date of the Indenture other than with respect to the date of issuance and, under certain circumstances, the issue price and first payment of interest thereon; provided that, if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate Common Code and ISIN number. The Trustee or Authenticating Agent shall authenticate such additional Notes thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture). If such Additional Notes are issued in the form of Global Notes under the New Safekeeping Structure, the Issuer shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such Additional Notes.

(2)            All the Notes issued under this Indenture will rank equally and ratably in right of payment and will be treated as a single series for all purposes of the Indenture.

Section 2.2     Form and Dating.

(a)            General. The Notes and the Trustee’s or the Authenticating Agent’s certificate of authentication will be substantially in the form of Exhibit A hereto, which is incorporated into and forms part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, except as permitted by Section 2.16(b) (Transfer Restriction Legend), the Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the Transfer Restriction Legend and include the form of assignment set forth in Exhibit B. Each Note will be dated the date of its authentication.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the parties hereto, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)            Denomination. The Notes shall be issuable only in fully registered form (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper) without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

Section 2.3     Security Registrar and Paying Agent.

(a)            The Issuer and the Trustee hereby appoint Deutsche Bank AG, London Branch to serve as Paying Agent and Deutsche Bank Trust Company Americas to serve as Security Registrar for the Notes. Each Agent may perform any and all of its duties hereunder by or through its affiliates and any one or more sub-agents appointed by it. The exculpatory and indemnity provisions of this Indenture shall apply to any such sub-agent and affiliates of the Agents. The Agents shall not be responsible for the negligence or misconduct of any of its sub-agents absent negligence by the Agents (as determined by a court of competent jurisdiction) in the selection of the applicable sub-agent.

(b)            The obligations and duties of the Agents under this Indenture shall be several and not joint. The Agents shall be obliged to perform such duties and only such duties as are set out in this Indenture and the Notes and no implied duties or obligations shall be read into this Indenture or the Notes against the Agents. In acting under this Indenture and in connection with the Notes the Agents shall act solely as agents of the Issuer and will not assume any obligations towards or relationship of agency or trust for or with any of the Holders or beneficial owners of the Notes.

(c)            Each Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and neither Agent shall be bound to make any investigation into the facts or matters stated in any such resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents delivered to it hereunder. Each Agent may consult with counsel of its choice (which may, but need not, be counsel to the Issuer or the Trustee) and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon. An Agent shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(d)            An Agent shall not be liable for failing to perform its duties hereunder to the extent that the Agent’s performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any party or person which are not received or not received by the time required. Without limiting the foregoing, the Paying Agent shall have no obligation to make any payments hereunder unless the Issuer has provided or caused to be provided the necessary immediately available funds and complete directions to pay the full amounts due and payable with respect thereto.

(e)            The Agents shall not be liable for any special, indirect, punitive or consequential losses or damages (including without limitation lost profits) even if the Agents have been advised of the possibility of such losses or damages and regardless of the form of the action. In no event shall an Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemic or pandemic, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, any malfunction, interruption or error in the transmission of information caused by any machine or systems or interception of communication facilities, abnormal operating conditions or the unavailability of the Federal Reserve Bank or wire or telex or other wire or communication facility.

(f)            The Agents shall be fully justified in failing or refusing to take any action under this Indenture if such action (i) would, in the reasonable opinion of the Agent (which may, but need not, be based on the advice or opinion of counsel), be contrary to applicable law or this Indenture, or (ii) is not provided for in this Indenture.

(g)            The Issuer covenants and agrees to pay to each Agent, and each Agent shall be entitled to, such compensation as the Issuer and such Agent may from time to time agree in writing, for all services rendered by such Agent in the performance of any of its duties hereunder, and the Issuer will pay or reimburse each Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by such Agent (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ). The Issuer also covenants to indemnify each Agent (and each of their respective officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses, and fees and expenses incurred in enforcing this indemnity) incurred without negligence on the part of such Agent as adjudicated by a court of competent jurisdiction and arising out of or in connection with the performance of its duties hereunder. The provisions of this Section 2.3(g) shall survive the resignation or termination of either Agent and the termination or satisfaction of this Indenture. The provisions of this Section 2.3(g) shall (i) apply to each Authentication Agent and Transfer Agent to the same extent as each Agent hereunder and (ii) survive the resignation or termination of any Agent, Authentication Agent or Transfer Agent, and the termination or satisfaction of this Indenture.

(h)            None of the provisions contained in this Indenture shall require an Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(i)            An Agent each may resign at any time by giving no less than 60 days written notice to the Issuer and the Trustee. The Issuer may terminate either Agent at any time by giving not less than 60 days written notice to such Agent and specifying the date when the termination shall become effective. Upon termination of an Agent pursuant to the provisions of this Section 2.3(i) (Security Registrar and Paying Agent), the resigning or terminated Agent (i) shall be entitled to the payment of any compensation owed to it hereunder for performance of services hereunder up to and including the date of such termination and (ii) shall have no further duties, responsibilities or obligations hereunder. Any entity into which an Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which an Agent is a party, or any entity succeeding to all or substantially all the corporate trust or agency business of an Agent, shall be the successor of the Agent hereunder; provided that such successor entity shall be otherwise eligible under this Indenture to act as a successor Agent, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(j)            In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with Agents. Accordingly, each of the parties agree to provide to the Agents, upon its request from time to time (including if requested upon (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Indenture or (ii) change in the status of the Issuer of the composition of the shareholders of the Issuer after the date of this Indenture) such identifying information and documentation as may be available for such party in order to enable the Agents to comply with such laws, rules, regulations and executive orders.

Section 2.4     Paying Agent to Hold Money for Noteholders.

(a)            The Paying Agent agrees with the Trustee that:

(1)            it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor of the Notes) for the benefit of the Persons entitled thereto;

(2)            it will give the Trustee written notice of any failure by the Issuer (or by any other obligor of the Notes) to make any payment of the principal of (and premium, if any) or interest on the Notes when the same shall be due and payable;

(3)            it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent; and

(4)            it will perform all other duties of Paying Agent as set forth in this Indenture, and if the Issuer shall appoint one or more Paying Agents other than the Trustee or the Paying Agent initially named hereunder, the Issuer will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee as to the provisions set forth in subclauses (a)(1)-(4) above.

(b)            The Paying Agent shall not be responsible for determining, calculating or confirming any amount, date or value related to the Notes. The Paying Agent shall not be responsible for the collection or withholding of taxes due on any payments in respect of the Notes except, and only to the extent, required of it as Paying Agent by applicable law. Neither Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Paying Agent shall be entitled to deal with money paid to it by the Issuer for the purposes of this Indenture in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Issuer for any interest or other amounts in respect of such money.

(c)            If the Issuer shall act as its own Paying Agent with respect to the Notes, it will on or before each due date of the principal of (and premium, if any) or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on the Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Issuer shall have one or more Paying Agents for the Notes, it will prior to 10:00 a.m., London time on each due date of the principal of (and premium, if any) or interest on any Notes, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of this action or failure so to act. If any payment is made late but otherwise under the terms of this Indenture, the Paying Agent shall nevertheless act as Paying Agent.

(d)            Notwithstanding anything in this Section to the contrary, the Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held by the Issuer or such Paying Agent, whether such sums are held in trust or otherwise, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such money.

Section 2.5     Additional Responsibilities of the Paying Agent regarding Notes issued under the New Safekeeping Structure.

(a)            The Paying Agent will inform the ICSDs, through the Common Service Provider appointed by the ICSDs to service the Notes issued in the form of Global Notes under the New Safekeeping Structure, of the initial issue outstanding amount (“IOA”) of such Notes on or prior to the closing date applicable to such Notes.

(b)            If any event occurs that requires a markup or markdown of the records that an ICSD holds for its customers to reflect such customers’ interest in any Note issued in the form of a Global Note under the New Safekeeping Structure, the Paying Agent will promptly provide details of the amount of such markup or markdown, together with a description of the event that requires it, to the ICSDs (through the Common Service Provider).

(c)            The Paying Agent will, at least one every month and in any event prior to each payment on any Note issued in the form of a Global Note under the New Safekeeping Structure, compare its records of the IOA of any such Note with the information received from the ICSDs (through the Common Service Provider) with respect to the records reflecting the IOA maintained by the ICSDs for such Note and will promptly inform the ICSDs (through the Common Service Provider) of any discrepancies.

(d)            The Paying Agent will promptly assist the ICSDs (through the Common Service Provider) in resolving any discrepancy identified in the records reflecting the IOA of any Note issued in the form of a Global Note under the New Safekeeping Structure.

(e)            The Paying Agent will promptly provide to the ICSDs (through the Common Service Provider) details of all amounts paid under any Note issued in the form of a Global Note under the New Safekeeping Structure (or, where such Note provides for delivery of assets other than cash, of the assets so delivered).

(f)            The Paying Agent will promptly provide to the ICSDs (through the Common Service Provider) notice of any changes to any Global Note issued under the New Safekeeping Structure known to the Paying Agent that will affect the amount of, or date for, any payment due under such Global Note issued under the New Safekeeping Structure.

(g)            The Paying Agent will promptly provide to the ICSDs (through the Common Service Provider) copies of all notices in its possession that are given by or on behalf of the Issuer to the Holders of any Note issued in the form of a Global Note under the New Safekeeping Structure.

(h)            The Paying Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the Common Service Provider relating to any Global Note issued under the New Safekeeping Structure. Any such notice shall be deemed to have been conclusively given by being sent to the Issuer in accordance with Section 15.4 (Notices).

(i)            The Paying Agent will promptly notify the ICSDs (through the Common Service Provider) of any failure by the Issuer to make any payment or delivery due under any issuance of Notes issued in the form of Global Notes under the New Safekeeping Structure when due.

(j)            Notwithstanding anything to the contrary contained herein, the Paying Agent shall perform its duties under this Section 2.5 in accordance with the applicable procedures agreed between the Paying Agent and the ICSDs.

Section 2.6     Certain Notes Owned by the Issuer Disregarded.

In determining whether the Holders of the required principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Issuer, or any other obligor upon the Notes or any affiliate of the Issuer or of either Guarantor shall be disregarded and be considered as though not Outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.7     Provisions for Payment; Defaulted Interest.

(a)            The interest installment on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for the Notes shall be paid to the Person in whose name said Note (or one or more Predecessor Notes) is registered at the close of business on the regular Record Date for such interest installment. In the event that any Note is called for redemption and the redemption date is subsequent to a regular Record Date with respect to any Interest Payment Date and on or prior to the corresponding Interest Payment Date, interest on such Note will be paid upon presentation and surrender of such Note as provided in Section 3.5 (Payment of the Notes Called for Redemption by the Issuer).

(b)            Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Notes (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular Record Date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Issuer, at its election, as provided in clause (1) or clause (2) below:

(1)            The Issuer may make payment of any Defaulted Interest on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special Record Date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special Record Date therefor to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the Security Register (as hereinafter defined) (or, in the case of Notes held in book- entry form, by electronic transmission), not less than 10 days prior to such special Record Date (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, via the applicable notice procedures of the Common Safekeeper). Notice of the proposed payment of such Defaulted Interest and the special Record Date therefor having been sent as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special Record Date.

(2)            The Issuer may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)            The term “regular Record Date” as used in this Section with respect to the Notes shall mean (i) with respect to Notes in global form, the clearing system business day (which, for these purposes, is a day on which Euroclear and Clearstream settle payments in euros) immediately prior to the relevant Interest Payment Date and (ii) in all other cases, 15 calendar days prior to the relevant Interest Payment Date (whether or not a business day).

(d)            Subject to the foregoing provisions of this Section and Section 2.17 (Transfer and Exchange) each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

Section 2.8     Execution and Authentication.

(a)            The Notes shall be signed on behalf of the Issuer by an Authorized Officer and, to the extent necessary, under its corporate seal. Signatures may be in the form of a manual or facsimile signature.

(b)            The Issuer may use the facsimile signature of any Person who shall have been an Authorized Officer thereof, notwithstanding the fact that at the time the Notes shall be authenticated and delivered or disposed of such Person shall have ceased to be such an officer of the applicable Issuer. To the extent a seal of the Issuer is necessary, such seal may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication by the Trustee.

(c)            A Note shall not be valid until authenticated manually by an authorized signatory of the Trustee or an Authenticating Agent by manual signature (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper by the manual signature of an authorized signatory thereof). Such signature shall be conclusive evidence that the Notes so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, signed by an Authorized Officer, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

(d)            In authenticating the Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 8.1 (Certain Duties and Responsibilities of the Trustee)) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

(e)            The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.9     Temporary Securities.

Pending the preparation of definitive Notes, the Issuer may execute, and the Trustee shall authenticate and deliver (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes and such Global Notes shall have been effectuated by the Common Safekeeper), temporary Notes (printed, lithographed or typewritten) of any authorized denomination. Such temporary Notes shall be substantially in the form of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer (and, in the case of temporary Notes issued in the form of Global Notes under the New Safekeeping Structure, such temporary Notes shall be effectuated by the Common Safekeeper). Every temporary Note shall be executed by the Issuer and be authenticated by the Authenticating Agent or Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes (and, in the case of temporary Notes issued in the form of Global Notes under the New Safekeeping Structure, such temporary Notes shall be effectuated by the Common Safekeeper).

Without unnecessary delay the Issuer will execute and will furnish definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor (without charge to the Holders), at the office of the Security Registrar, and the Trustee shall authenticate (and, in the case of temporary Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate, in exchange for such temporary Notes, an equal aggregate amount of definitive Notes) and the Security Registrar shall deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes, unless the Issuer advise the Trustee to the effect that definitive Notes need not be executed and furnished until further notice from the Issuer. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

Section 2.10     Mutilated, Destroyed, Lost or Stolen Notes.

In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Issuer (subject to the next succeeding sentence) shall execute, and upon an Issuer Order, the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the requirements of Section 8-405 of the Uniform Commercial Code shall be met and the applicant for a substituted Note shall furnish to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Note and of the ownership thereof. The Trustee may authenticate any such substituted Note (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes and such Global Notes shall have been effectuated by the Common Safekeeper) and deliver the same upon the delivery of an Issuer Order. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

In case any Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Issuer and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuer and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

Every replacement Note issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Issuer whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.11      Cancellation.

All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Issuer or any Paying Agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On delivery of an Issuer Order at the time of such surrender, the Trustee shall cancel Notes held by the Trustee in accordance with its standard procedures and applicable law and provide confirmation to the Issuer of such cancellation (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the Trustee and the Paying Agent shall direct the Common Safekeeper to cancel such Note). In the absence of such request the Trustee may dispose of canceled Notes in accordance with its standard procedures and deliver a certificate of disposition to the Issuer. If the Issuer shall otherwise acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.12      Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Notes any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes.

Section 2.13      Authenticating Agent.

(a)            So long as any of the Notes remain Outstanding there may be an Authenticating Agent for any or all such Notes which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent for the Notes.

(b)            Each Authenticating Agent shall be acceptable to the Issuer and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

(c)            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time (and upon an Issuer Order shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuer. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

(d)            The Trustee hereby appoints Deutsche Bank Trust Company Americas as the Authenticating Agent for the Notes. Neither the Trustee nor any agent of the Trustee shall be responsible for any action taken or not taken by Deutsche Bank Trust Company Americas as the Authenticating Agent. Deutsche Bank Trust Company Americas is acceptable to the Issuer.

Section 2.14      ISIN Numbers.

(a)            The Issuer, in issuing the Notes, shall use ISIN numbers for such Notes (if then generally in use). The Trustee shall use ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the ISIN number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing in the event of any change in the ISIN numbers.

Section 2.15      Book-Entry Provisions for Global Notes.

(a)            The Notes initially shall be represented by one or more Global Notes (collectively, the “Regulation S Global Notes”). The Regulation S Global Notes and any other Global Notes representing the Notes shall bear legends as set forth in Exhibit C. The Global Notes initially shall (i) be registered in the name of the Common Safekeeper or the nominee of such Common Safekeeper, in each case for credit to an account of an Agent Member, (ii) be delivered to Deutsche Bank AG, London Branch, as custodian for such Common Safekeeper and (iii) except as permitted by Section 2.16(b) (Transfer Restriction Legend), bear the Transfer Restriction Legend with respect to a Regulation S Global Note.

Members of, or direct or indirect participants in, the ICSDs (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the ICSDs, the Common Safekeeper or the Trustee, or under the Global Notes, and the ICSDs or the Common Safekeeper, as applicable, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the ICSDs or the Common Safekeeper or impair, as between the ICSDs and their Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

None of the Issuer, any Guarantor, the Trustee, the Security Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of any of the ICSDs or the Common Safekeeper or for any transactions between any of the ICSDs or the Common Safekeeper and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Notes shall have any rights under this Indenture, and the ICSDs or any Common Safekeeper shall be deemed and treated by the Issuer, any Guarantor, the Trustee, the Security Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Guarantor, the Trustee, the Security Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by ICSDs or the Common Safekeeper, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Notes.

(b)            Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the ICSDs or any Common Safekeeper, their respective successors or respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the ICSDs and the provisions of Section 2.16(b) (Special Transfer Provisions). In addition, all Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)            an Event of Default has occurred and is continuing;

(2)            either Euroclear or Clearstream is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

(3)            the Issuer would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream which would not be suffered were the applicable Notes in definitive form and a certificate to such effect signed by an authorized signatory of the Issuer is given to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, the Holder of a Global Note (acting on behalf of one or more of the accountholders) or the Trustee may give notice to the Issuer and, in the case of (3) above, the Issuer may give notice to the Trustee and the Noteholders, of its intention to exchange a Global Note for Definitive Notes on or after the Exchange Date (as defined below). For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London, the place in which the specified office of the Trustee is located and, except in case of exchange pursuant to (2) above, in the place in which Euroclear and Clearstream are located. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Holder of the relevant Global Notes; provided that the denomination of any Definitive Notes may not, at any time, be less than €100,000. Neither the Issuer nor the Trustee will be liable for any delay by the Holder of the relevant Global Notes identifying the Holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Definitive Notes to be issued).

(c)            In addition, the Issuer may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Issuer will execute and, subject to Section 2.8 (Execution and Authentication), the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note pursuant to this subclause (c) shall be registered in such names and in such authorized denominations as the Common Service Provider, pursuant to instructions from its Agent Members, shall instruct the Trustee. The Trustee shall deliver such Notes to the Common Safekeeper for delivery to the Persons in whose names such Notes are so registered.

(d)            In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to subclause (b) above, the Security Registrar shall (if one or more Definitive Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(e)            In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to Section 2.15(b) or Section 2.15(c), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the ICSDs or the Common Safekeeper in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(f)            Any Definitive Note constituting a Transfer Restricted Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.16(b) (Special Transfer Provisions), bear the Transfer Restriction Legend.

(g)            Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(h)            The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16      Special Transfer Provisions.

(a)            The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note:

(i)            the Security Registrar shall register the transfer of any Transfer Restricted Note if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

(ii)            if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Security Registrar of (x) the certificate required by subclause (i) above and (y) written instructions given in accordance with the ICSDs’ and the Security Registrar’s procedures; whereupon (a) the Security Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Definitive Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Issuer shall execute and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount; and

(iii)            if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Definitive Notes, which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Security Registrar of written instructions given in accordance with the ICSDs’ and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Definitive Notes to be transferred, and the Trustee shall cancel the Definitive Notes so transferred.

(b)            Transfer Restriction Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Transfer Restriction Legend, the Security Registrar shall deliver Notes that do not bear the Transfer Restriction Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Transfer Restriction Legend, the Security Registrar shall deliver only Notes that bear the Transfer Restriction Legend unless (i) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Security Registrar has received an Officer’s Certificate from the Issuer to such effect or (iii) the requested transfer is after the expiration of the Distribution Compliance Period and the proposed transferor has delivered to the Security Registrar a certificate substantially in the form of Exhibit D hereto. Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Global Notes bearing the Transfer Restriction Legend to be reduced accordingly, and the Issuer will execute, and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted, Definitive Notes not bearing the Transfer Restriction Legend in the appropriate principal amount.

(c)            General. By its acceptance of any Note bearing the Transfer Restriction Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Transfer Restriction Legend and agrees that it will transfer such Note only as provided in this Indenture.

Section 2.17      Transfer and Exchange.

(a)            Subject to Section 2.15 (Book-Entry Provisions for Global Notes) and Section 2.16 (Special Transfer Provisions), when Notes are presented to the Security Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Security Registrar shall register the transfer as requested (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes reflecting such transfer, and such Global Notes shall have been effectuated by the Common Safekeeper). Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute, and the Trustee shall authenticate, new Notes evidencing such transfer or exchange at the Security Registrar’s request (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes evidencing such transfer or exchange and such Global Notes shall have been effectuated by the Common Safekeeper). No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9 (Temporary Securities), 3.5(b) (Payment of the Notes Called for Redemption by the Issuer) and 10.4 (Notation on or Exchange of Notes)).

(b)            Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry system.

(c)            Neither the Security Registrar nor the Issuer will be required:

(1)            to issue, register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption under Article III (Redemption of the Notes) and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or

(2)            to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(3)            to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(d)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(e)            The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. The Security Registrar shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Security Registrar of Notes upon transfer or exchange of Notes.

Section 2.18      Issuance in Euros.

Principal, premium, if any, and interest payments and Additional Amounts, if any, in respect of the Notes will be payable in euros. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond its control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by the Issuer in their sole discretion. Any payment in respect of Notes so made in U.S. dollars will not constitute an Event of Default. Neither the Trustee nor the Paying Agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Section 2.19      Payment.

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest and Additional Amounts, if any), in euros, except as provided in Section 2.18 (Issuance in Euros), by wire transfer of immediately available funds, not later than 10:00 a.m. London time on the date such payment is due, to the account specified by the Paying Agent, as shall be sufficient for the purposes of making the payments then due. At its option, the Issuer may cause payments in respect of Definitive Notes to be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the Security Register on the Record Date or (2) wire transfer as directed by the Holder of the relevant Notes, in immediately available funds to accounts maintained by the Holder of Notes or its nominee; provided that in the case of a Definitive Note (x) the Holder thereof shall have provided written wiring instructions to the Paying Agent on or before the related Record Date and (y) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check mailed to the address of such Holder specified in the Security Register on the Record Date. With respect to Definitive Notes, payments of principal at maturity and payments upon full redemption will be made by the Issuer against surrender of the relevant Definitive Note at the office of the Paying Agent.

If the principal of or any premium or interest or Additional Amounts on the Notes or amounts payable upon any redemption of such Notes is payable on a day that is not a Payment Business Day, the payment will be made on the following Payment Business Day without the accrual of any interest on that payment. The Issuer shall ensure that, not later than two London Business Days immediately preceding the date on which any payment is to be made to the Paying Agent, the Paying Agent shall receive a copy of the Issuer's instruction to the bank through which the payment is to be made.

Article III

Redemption of THE NOTES

Section 3.1      Redemption.

The Issuer may redeem the Notes issued hereunder on and after the dates and in accordance with the terms established for the Notes under this Indenture.

Section 3.2      Optional Redemption of the Notes.

The Issuer may redeem on any one or more occasions some or all of the Notes before they mature. The redemption price (the “Optional Redemption Price”) will equal the sum of (1) an amount equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date and (2) the Make-Whole Premium; provided that the Issuer will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Notwithstanding the foregoing, if the Notes are redeemed on or after the Notes Par Call Date, the Redemption Price will not include the Make-Whole Premium; provided, further, that, if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid interest and premium, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption) and the Redemption Price shall not include accrued and unpaid interest up to, but not including, the Redemption Date.

Section 3.3      Redemption for Tax Reasons.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of a Relevant Taxing Jurisdiction, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 12, 2021, the Issuer becomes or, based upon a written opinion of independent tax counsel of recognized standing selected by the Issuer, will become obligated to pay Additional Amounts with respect to any Notes, then the Issuer may at its option redeem the Notes at any time, in whole, but not in part, at a redemption price (the “Tax Redemption Price”, and together with the Optional Redemption Price, each a “Redemption Price”) equal to 100% of the principal amount, together with accrued and unpaid interest (including any Additional Amounts) on the Notes to, but excluding, the Redemption Date.

Section 3.4      Notice of Redemption; Selection of the Notes.

(a)            In the case of any redemption in accordance with Section 3.2 (Optional Redemption of the Notes) or Section 3.3 (Redemption for Tax Reasons), the Issuer will give each Holder of Notes to be redeemed a notice in writing not less than 15 nor more than 60 days before the Redemption Date, (i) in accordance with the procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper) to the Holders of interests in the Notes to be so redeemed, or (ii) in the case of Definitive Notes, to each Holder of record of the Notes to be redeemed at its registered address, except that notices of redemption may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article XII (Satisfaction and Discharge) and Article XIII (Legal Defeasance and Covenant Defeasance) with respect to the Notes. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(b)            Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the ISIN number or numbers, if any, of the Notes being redeemed, (iii) the Redemption Date, (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including ISIN numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion thereof will be issued (and, in the case the original Note is in the form of a Global Note under the New Safekeeper Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such new Note and such Note shall have been effectuated by the Common Safekeeper to reflect such redemption).

(c)            On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.4, the Issuer will deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.4 (Paying Agent to Hold Money for Noteholders)) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that, if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., London time, on such date. Subject to Section 8.5 (Moneys Held), the Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.4 in excess of amounts required hereunder to pay the Redemption Price.

(d)            If less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Notes or the Notes in certificated form to be redeemed (in principal amounts of €100,000 and integral multiples of €1,000 in excess thereof) on a pro rata basis, by lot or by such other method the Trustee deems fair and appropriate, provided that in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper). The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

(e)            For Notes which are represented by global certificates held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to Euroclear and/or Clearstream for communication to entitled account holders in substitution for the notification method set out above. If and for so long as any Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market and the rules of Euronext Dublin so require, any such notice to the holders of the relevant Notes shall also be published to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie) and, in connection with any redemption, the Issuer will notify Euronext Dublin of any change in the principal amount of Notes outstanding.

Section 3.5      Payment of the Notes Called for Redemption by the Issuer.

(a)            If notice of redemption has been given as provided in Section 3.4 (Notice of Redemption; Selection of the Notes) and the Trustee holds funds sufficient to pay the Redemption Price of the Notes on the Redemption Date, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Notes at the Redemption Price, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date and, on and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to be Outstanding and cease to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

(b)            Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Section 3.6      Payment of Additional Amounts.

All payments in respect of the Notes will be made by or on behalf of the Issuer without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by a Relevant Taxing Jurisdiction, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Issuer will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts (the “Additional Amounts”) as are necessary in order that the net amount of the principal of, and premium, if any, and interest on such Notes received by a beneficial owner who is not a U.S. person (as defined below), after withholding or deduction for any future tax, duty, assessment or other governmental charge imposed by a Relevant Taxing Jurisdiction or a taxing authority therein or thereof and as required by law, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(a)            to any tax, assessment or other governmental charge that would not have been imposed but for the beneficial owner, or a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner if the beneficial owner is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(1)            having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States, or being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(2)            being a controlled foreign corporation related to either Issuer directly, indirectly or constructively through stock ownership for U.S. federal income tax purposes; or

(3)            being an owner of a 10% or greater interest in voting stock of the Issuer or Holdings, or 10% or greater interest in the capital or profits of the Company, each within the meaning of Section 871(h)(3) of the Code, or any successor provision;

(b)            to any Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or a member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly from the Issuer its beneficial or distributive share of the payment;

(c)            to any tax, assessment or other governmental charge imposed by reason of the Holder’s or beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(d)            to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or beneficial owner of the applicable Notes to comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(e)            to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting from the payment;

(f)            to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(g)            to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any such Note, if such payment can be made without such withholding by at least one other paying agent;

(h)            to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i)            to any tax, assessment or other governmental charge that would have been imposed but for presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the Note been presented for payment on the last day of such 30 day period;

(j)            to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related United States Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or

(k)            in the case of any combination of the above listed items.

Except as specifically provided under this Section 3.6, the Issuer shall not be required to make any payment for any present or future tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. If the Issuer is required under this Section 3.6 to make any such payment, it shall provide the Trustee and Paying Agent with written notice of such payment and the details thereof.

As used in this Section 3.6, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “U.S. person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a U.S. person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a U.S. person.

Section 3.7      Sinking Fund.

There shall be no sinking fund provided for the Notes.

Article IV

NOTE GUARANTEES

Section 4.1      Note Guarantees.

(a)            Subject to this Article IV (Note Guarantees), each Guarantor unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes as against the Issuer or the obligations of the Issuer hereunder or thereunder, that:

(1)            the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            Each Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture as against the Issuer, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, either Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors any amount paid by either to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII (Remedies of the Trustee and Holders on Event of Default) for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of acceleration of such obligations as provided in Article VII (Remedies of the Trustee and Holders on Event of Default), such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Note Guarantee.

Section 4.2      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantees. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor under the Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 4.3      Execution and Delivery of Note Guarantees.

To evidence the Note Guarantees set forth in Section 4.1 (Note Guarantees), each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by one of its Authorized Officers.

If an Authorized Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee of such Guarantor is endorsed, such Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of each Guarantor with respect to such Note.

Article V

Covenants

Section 5.1      Payment Of Principal, Premium and Interest.

The Issuer will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Notes at the time and place and in the manner provided herein and established with respect to the Notes, provided that the Issuer may withhold from payments of principal (and premium, if any) and interest on the Notes any amounts the Issuer are required to withhold by law.

Section 5.2      Maintenance of Office or Agency.

(a)            So long as any Notes remain Outstanding, the Issuer shall maintain a Security Registrar having an office or agency where Notes may be presented for registration of transfer or for exchange, a Paying Agent having an office or agency where Notes may be presented for payment and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Security Registrar shall keep a register for the recordation of, and shall record, the names and addresses of holders of the Notes, the Notes held by each Holder and the transfer and exchange of Notes (the “Security Register”). The entries in the Security Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Security Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Issuer may have one or more co-Security Registrars and one or more additional Paying Agents. The offices of the initial Paying Agent and the initial Security Registrar hereunder, as set forth in Section 15.4 (Notices) of this Indenture, shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes, such designation to continue with respect to such office or agency until the Issuer shall, by written notice signed by an Authorized Officer of the Issuer and delivered to the Paying Agent and Security Registrar, designate some other office or agency for such purposes or any of them.

(b)            The Issuer shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent, or co-registrar not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fail to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor. The Issuer and any of its Subsidiaries may act as Paying Agent, Security Registrar or co-registrar.

(c)            If and for so long as the Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market and the rules of Euronext Dublin so require, the Issuer shall publish a notice of any change of Registrar, Paying Agent or transfer agent to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie).

Section 5.3      Appointment to Fill Vacancy in Office of Trustee.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.9 (Resignation and Removal; Appointment of Successor), a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.4      Reports.

(a)            For so long as the Notes are Outstanding and Holdings is subject to Section 13 or 15(d) of the Exchange Act, Holdings shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and current reports that Holdings is required to file with the Commission pursuant to such Section 13 or 15(d), such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which it is required to file such documents. Holdings will be deemed to have furnished such reports to the Trustee if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

(b)            For so long as the Notes are Outstanding and Holdings is not subject to Section 13 or 15(d) of the Exchange Act for any reason, Holdings shall, at its option, either (i) post on a publicly available website, (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), or (iii) deliver to the Trustee and the Holders within 15 days of the Required Filing Date that would be applicable to a non-accelerated filer at that time pursuant to applicable Commission rules and regulations, the quarterly and audited annual financial statements that would have been required to be contained in quarterly reports on Form 10-Q and annual reports on Form 10-K, respectively, had Holdings been subject to Section 13 or 15(d) of the Exchange Act.

(c)            Notwithstanding the foregoing, the reports and financial statements required to be provided by this Section 5.4 (Reports) may be those of (i) Holdings or (ii) any direct or indirect parent of Holdings rather than those of Holdings; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand.

(d)            Delivery of reports and financial statements to the Trustee under this Section 5.4 (Reports) is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants thereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate). The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such report and has no obligation to monitor whether Holdings has filed such reports with the SEC using the EDGAR filing system nor whether such reports are publicly available.

(e)            Notwithstanding anything herein to the contrary, Holdings shall not be deemed to have failed to comply with any provision of this Section 5.4 (Reports) for purposes of Section 7.1(c) (Events of Default) as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due. To the extent any information is not provided within the time periods specified in this Section 5.4 (Reports) and such information is subsequently provided, Holdings will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.

Section 5.5      Limitations on Incurrence of Indebtedness.

(a)            The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Company or any of its Subsidiaries in compliance with the Indenture, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, Total Outstanding Indebtedness would be greater than 60% of Total Assets as of the end of the fiscal quarter covered in the annual or quarterly report most recently furnished to Holders of the Notes or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), prior to such time.

(b)            The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Secured Indebtedness, other than guarantees of Secured Indebtedness Incurred by the Company or any of its Subsidiaries in compliance with the Indenture, if, immediately after giving effect to the Incurrence of such Secured Indebtedness and the application of the proceeds thereof, the aggregate principal amount of Secured Indebtedness would be greater than 40% of Total Assets as of the end of the fiscal quarter covered in the annual or quarterly report most recently furnished to Holders of the Notes or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), prior to such time.

(c)            The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Company or any of its Subsidiaries in compliance with the Indenture, if the ratio of Consolidated EBITDA to Interest Expense for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), prior to such time, annualized (i.e., multiplied by four (4)) prior to the date on which such additional Indebtedness is to be Incurred shall have been less than 1.50:1.00 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)            such Indebtedness and any other Indebtedness Incurred by the Company and its Subsidiaries since the first day of such quarterly period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

(2)            the repayment or retirement of any Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the preceding clause (1) and not this clause (2)) by the Company and its Subsidiaries since the first day of such quarterly period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)            in the case of Acquired Indebtedness or Indebtedness Incurred in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(4)            in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Company or any of its Subsidiaries from the first day of such quarterly period to the date of determination, including by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period, with appropriate adjustments to Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

With respect to any calculation required to be made pursuant to the terms of the Indenture, for the avoidance of doubt any financial information for the most recent quarterly period covered in the Guarantor’s annual report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 5.4 (Reports), but not contained in such annual report shall be calculated by the Company based on information reasonably derived from the Guarantor’s accounting records.

(d)            The Company and its Subsidiaries shall at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of Unsecured Indebtedness.

Section 5.6      Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Notes were Outstanding, a certificate by an Authorized Officer of the Company stating whether or not the signer knows of any Default or Event of Default under the Indenture, and, if so, specifying such Default or Event of Default and the nature and status thereof.

Article VI

Noteholders’ Lists

Section 6.1      Issuer to Furnish Trustee Names and Addresses of Noteholders.

(a)            If the Trustee is not the Security Registrar, the Issuer will furnish or cause to be furnished to the Trustee (a) on each regular Record Date (as defined in Section 2.7 (Provisions for Payment; Defaulted Interest)) a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders as of such regular Record Date, provided that the Issuer shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Issuer and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

(b)            If the Trustee is not the Security Registrar, the Issuer shall furnish to the Trustee at least ten (10) days before each interest payment date with respect to the Notes and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Noteholders, which list may be conclusively relied upon by the Trustee.

Section 6.2      Preservation of Information.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the holders of Notes.

Article VII

Remedies of the Trustee and NOTEholders on Event of Default

Section 7.1      Events of Default.

“Event of Default” wherever used herein with respect to the Notes, means any one of the following events:

(a)            default for 30 days in the payment of any installment of interest under the Notes;

(b)            default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable;

(c)            the Company fails to comply with any of its other agreements contained in the Notes or the Indenture with respect to the Notes upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding and the Issuer or the Company, as applicable, fails to cure (or obtain a waiver of) such default within 90 days after the Company receives such notice;

(d)            failure to pay any Indebtedness (other than Non-Recourse Indebtedness) that is (a) of the Issuer, the Guarantors or any Subsidiary in which the Company has invested at least $75,000,000 in capital (a “Significant Subsidiary”) or any entity in which the Company is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Indebtedness (other than Non-Recourse Indebtedness) is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of the Outstanding Notes);

(e)            either the Issuer, a Guarantor, or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors; or

(f)            a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against either the Issuer, a Guarantor or any Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of either the Issuer, a Guarantor or a Significant Subsidiary for all or substantially all of its property or (iii) orders the liquidation of either the Issuer, a Guarantor or a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 7.2      Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes at the time Outstanding occurs and is continuing (other than an Event of Default referred to in Section 7.1(e) (Events of Default) or 7.1(f) (Events of Default), which shall result in an automatic acceleration), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), subject to the limitation of Section 7.6(c) (Limitation on Suits), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 7.1(e) (Events of Default) or 7.1(f) (Events of Default) occurs, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after the principal amount of (and premium, if any, on) and accrued and unpaid interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained by the Trustee or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences, subject in all respects to Section 7.8 (Control by Holders) of this Indenture, if: (a) the Issuer or a Guarantor has deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration and the amount payable to the Trustee under Section 8.6 (Compensation and Reimbursement); (b) any and all Events of Default with respect to the Notes, other than the nonpayment of principal on (and premium, if any, on) and accrued and unpaid interest on the Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 7.8 (Control by Holders); and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

Section 7.3      Restoration of Rights and Remedies.

If the Trustee shall have proceeded to enforce any right with respect to the Notes under the Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantors and Trustee shall continue as though no such proceedings had been taken.

Section 7.4      Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)            The Issuer covenants that (i) in case it shall default in the payment of any installment of interest on the Notes, and such default shall have continued for a period of 30 days, or (ii) in case it shall default in the payment of the principal of (or premium, if any, on) the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or upon declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to the Notes as and when the same shall have become due and payable, then, upon demand of the Trustee, such Issuer will pay to the Trustee, for the benefit of the Noteholders, the whole amount that then shall have been become due and payable on all such Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 8.6 (Compensation and Reimbursement).

(b)            If the Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law or equity out of the property of such Issuer or other obligor upon the Notes, wherever situated.

(c)            In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Issuer, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes allowed for the entire amount due and payable by such Issuer under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by such Issuer after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 8.6 (Compensation and Reimbursement); and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it under Section 8.6 (Compensation and Reimbursement).

(d)            All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 8.6 (Compensation and Reimbursement), be for the ratable benefit of the Noteholders.

In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 7.5      Application of Moneys Collected.

Any moneys collected by the Trustee pursuant to this Article VII (Remedies of the Trust and Noteholders on Event of Default) with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Notes, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of reasonable costs and expenses of collection and of all amounts payable to the Trustee under Section 8.6 (Compensation and Reimbursement) and to each Agent, Authentication Agent and Transfer Agent under Section 2.3(g) (Security Registrar and Paying Agent);

SECOND: To the payment to holders of Notes of the amounts then due and unpaid upon the Note for principal (and premium, if any), amounts payable upon redemption or repurchase of the Notes, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 7.5 (Application of Moneys Collected). At least 15 days before such Record Date, the Issuer shall mail to each Holder (or, in the case of Notes held in book-entry form, send by electronic transmission) and the Trustee a notice that states the Record Date, the payment date and the amount to be paid.

Section 7.6      Limitation on Suits.

(a)            No holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default, subject to the limitation of subclause (c) below, and of the continuance thereof with respect to the Notes specifying such Event of Default, as hereinbefore provided; (ii) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (v) during such 60 day period, the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

(b)            Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any Holder of any Note to receive payment of the principal of (and premium, if any) and interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Holder and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note with every other such taker and Holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

(c)            Notwithstanding the foregoing, a notice of Event of Default may not be given with respect to any action reported publicly or to Holders more than two years prior to such notice of Event of Default.

Section 7.7      Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a)            Except as otherwise provided in Section 2.10 (Mutilated, Destroyed, Lost or Stolen Notes), all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.

(b)            No delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.6 (Limitation on Suits), every power and remedy given by this Article VII or by law to the Trustee or the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.8      Control by Holders.

The holders of a majority in aggregate principal amount of the Outstanding Notes, determined in accordance with Section 2.8 (Execution and Authentication), shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that such direction shall not be in conflict with any rule of law or with the Indenture. Subject to the provisions of Section 8.1 (Certain Duties and Responsibilities of Trustee), the Trustee shall have the right to refuse to follow any such direction if the Trustee in good faith shall, by a Trust Officer or officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability or might be unduly prejudicial to the Holders not involved in the proceeding and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of the Notes waive any past Default hereunder with respect to the Notes and its consequences, except a Default (a) in the payment of the principal of or interest or premium, if any, on the Notes (provided, however, that the Holders of a majority in principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (b) in respect of a covenant or provision contained in the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.9      Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Notes by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note, on or after the respective due dates expressed in such Note or established pursuant to this Indenture.

Section 7.10      Cure of Default.

Any Default or Event of Default resulting from the failure to deliver a notice, report or certificate under the Indenture shall cease to exist and be cured in all respects if the underlying Default or Event of Default giving rise to such notice, report or certificate requirement shall have ceased to exist or be cured.

Article VIII

Concerning the Trustee

Section 8.1      Certain Duties and Responsibilities of the Trustee.

(a)            The Trustee, prior to the occurrence of an Event of Default with respect to Notes and after the curing of all Events of Default with respect to the Notes that may have occurred, shall undertake to perform with respect to the Notes such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Default with respect to the Notes that may have occurred:

(A)            the duties and obligations of the Trustee shall with respect to the Notes be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)            in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Notes conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes; and

(iv)            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

Section 8.2      Certain Rights of Trustee.

Except as otherwise provided in Section 8.1 (Certain Duties and Responsibilities of the Trustee):

(a)            The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by a Board Resolution of the Issuer or an instrument signed in the name of the Issuer by an Authorized Officer of the Issuer (unless other evidence in respect thereof is specifically prescribed herein);

(c)            The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Notes (that has not been cured or waived), to exercise with respect to the Notes such of the rights and powers vested in it by the Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e)            The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the Outstanding Notes (determined as provided in Section 2.6 (Certain Notes Owned by the Issuer Disregarded)); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Indenture, the Trustee may require indemnity reasonably satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand;

(g)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder, except that the Trustee shall not be responsible for the misconduct or misconduct on the part of an Authentication Agent appointed by it pursuant to Section 2.3 herein;

(h)            The Trustee shall not be deemed to have notice of any Default or Event of Default, except a payment default under Section 8.1(a) (Certain Duties and Responsibilities of Trustee) or 8.1(b) (Certain Duties and Responsibilities of Trustee), unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture;

(i)            The Trustee shall not be liable for any special, indirect, punitive or consequential losses or damages (including without limitation lost profits) even if the Trustee has been advised of the possibility of such losses or damages and regardless of the form of the action;

(j)            The Trustee shall not be required to provide a bond or other security with respect to the performance of its power and duties under the Indenture;

(k)            In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services;

(l)            Any permissive right given to the Trustee hereunder shall not be construed as a duty; and

(m)            Neither the Trustee nor the Paying Agent shall be liable for any failure on the part of the Common Safekeeper to effectuate any Note issued in the form of a Global Note under the New Safekeeping Structure or for any failure on the part of the Common Safekeeper to do so in a timely manner or for any failure on the part of the Common Safekeeper to take any other action with respect to such Global Notes under the New Safekeeping Structure, in each case unless it shall be proved that the Trustee or the Paying Agent was negligent in instructing the Common Safekeeper to effectuate any such Note in accordance with the applicable provision hereof and the agreed procedures among the Trustee, the Paying Agent and the Common Safekeeper; provided, that the Trustee or the Paying Agent shall not be deemed to have acted with negligence if it shall have given such instructions in the manner and by the time prescribed by the Common Safekeeper; provided further that in the absence of any such prescribed manner or timing, the Trustee or the Paying Agent shall be entitled to give, and shall incur no liability hereunder if it shall give, such instructions by facsimile (without any requirement for telephonic confirmation) to a telephone number provided by the Common Safekeeper for such purpose or by email to an email address provided by the Common Safekeeper for such purpose and shall be protected in giving, and shall incur no liability hereunder in giving, such instructions no later than one Business Day after the applicable Note shall have been delivered to the Trustee for authentication.

Section 8.3      Trustee Not Responsible for Recitals or Issuance or Notes.

(a)            The recitals contained herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.

(b)            The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c)            The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of the Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

Section 8.4      May Hold Notes.

The Trustee or any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

Section 8.5      Moneys Held .

Subject to the provisions of Sections 12.2 (Application of Trust Money), 13.5 (Deposited Money and German Governmental Obligations to be Held In Trust; Other Miscellaneous Provisions), 13.6 (Repayment to Issuer) and 13.7 (Reinstatement), all moneys received by the Trustee or the Paying Agent shall, until used or applied as herein provided, be held (in the case of the Trustee, in trust) for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and the Paying Agent shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Issuer to pay thereon.

Section 8.6      Compensation and Reimbursement.

(a)            The Issuer covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Issuer and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided in the Indenture, the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of the Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence and except as the Issuer and Trustee may from time to time agree in writing. The Issuer also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence on the part of the Trustee as adjudicated by a court of competent jurisdiction and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

(b)            To secure the Issuer’s payment obligations in this Section 8.6 (Compensation and Reimbursement), the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes.

(c)            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(e) (Events of Default) or 7.1(f) (Events of Default) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(d)            The provisions of this Section 8.6 shall survive the resignation or removal of the Trustee and the termination or satisfaction of the Indenture.

Section 8.7      Reliance on Officer’s Certificate.

Except as otherwise provided in Section 8.1 (Certain Duties and Responsibilities of Trustee), whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 8.8      Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the U.S. or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having (or, in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) a combined capital and surplus of at least one hundred million U.S. dollars ($100,000,000), and subject to supervision or examination by federal, state, territorial, or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Issuer may, nor may any Person directly or indirectly controlling, controlled by, or under common control with such Issuer, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.9 (Resignation and Removal; Appointment of Successor).

Section 8.9      Resignation and Removal; Appointment of Successor.

(a)            The Trustee or any successor hereafter appointed may at any time resign with respect to the Notes by giving written notice thereof to the Issuer and by transmitting notice of resignation by mail, first class postage prepaid, to the Noteholders (or, in the case of Notes held in book-entry form, by electronic transmission), as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee with respect to the Notes by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the delivery of such notice of resignation, the resigning Trustee may at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Notes, or the Holders of at least 10% in the aggregate principal amount of Outstanding Notes may petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)            In case at any time any one of the following shall occur:

(i)            the Trustee shall cease to be eligible in accordance with the provisions of Section 8.8 (Corporate Trustee Required; Eligibility) and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

(ii)            the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)            The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee with respect to the Notes giving at least 30 days written notice to the Trustee and the Issuer and may appoint a successor Trustee for the Notes with the consent of the Issuer.

(d)            Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.10 (Acceptance of Appointment by Successor).

(e)            At any time there shall be only one Trustee with respect to the Notes.

Section 8.10         Acceptance of Appointment by Successor.

(a)            In case of the appointment hereunder of a successor trustee with respect to the Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b)            Upon request of any such successor trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section, as the case may be.

(c)            No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be eligible under this Article VIII (Concerning the Trustee).

(d)            Upon acceptance of appointment by a successor trustee as provided in this Section, the Issuer shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid (or, in the case of Notes held in book-entry form, by electronic transmission), to the Noteholders, as their names and addresses appear upon the Security Register. If the Issuer fail to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Issuer.

Section 8.11         Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.8 (Corporate Trustee Required; Eligibility), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case any Notes shall have been authenticated (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper), but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, so effectuated by the Common Safekeeper) with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 8.12         Notice of Default.

If any Default or any Event of Default occurs and is continuing with respect to the Notes and if such Default or Event of Default is known to a Trust Officer of the Trustee, the Trustee shall give to the holders of the Notes notice of each Default or Event of Default with respect to the Notes known to the Trustee within 90 days after it occurs by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Notes kept by the Security Registrar, unless such Default or Event of Default has been cured; provided, however, that except in the case of a default in the payment of principal of (or premium, if any) or interest on any Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Trust Officers of the Trustee in good faith determine that withholding such notice is in the interests of the Holders of the Notes.

Article IX

Concerning the NOTEholders

Section 9.1           Evidence of Action by Noteholders.

Whenever in this Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of Notes have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Notes in person or by agent or proxy appointed in writing.

If the Issuer shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, as evidenced by an Officer’s Certificate, fix in advance a Record Date for the Notes for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the Record Date, but only the Noteholders of record at the close of business on the Record Date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the Record Date; provided, however, that no such authorization, agreement or consent by such Noteholders on the Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the Record Date.

Section 9.2           Proof of Execution by Noteholders.

Subject to the provisions of Section 8.1 (Certain Duties and Responsibilities of Trustee), proof of the execution of any instrument by a Noteholder (such proof will not require notarization) or his or her agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a)            The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)            The ownership of Notes shall be proved by the Security Register of the Notes or by a certificate of the Security Registrar thereof.

The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 9.3           Who May Be Deemed Owners.

Prior to the due presentment for registration of transfer of any Note, the Issuer, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Security Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.7 (Provisions for Payment; Defaulted Interest) interest on such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

Section 9.4           Actions Binding on Future Noteholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1 (Evidence of Action by Noteholders), of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 9.2 (Proof of Execution by Noteholders), revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Notes.

Article X

AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.1         Without the Consent of Holders.

Notwithstanding Section 10.2 (With the Consent of Holders) hereof, the Issuer, the Guarantors and the Trustee may, from time to time, and at any time amend, supplement or modify this Indenture without the consent of the Noteholders for one or more of the following purposes:

(a)            to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(b)            to evidence a successor to the Issuer as obligor or to a Guarantor as guarantor under the Indenture;

(c)            to make any change that does not adversely affect the interests of the Holders of Notes;

(d)            to provide for the issuance of Additional Notes in accordance with Section 2.1 (Amount of Notes; Additional Notes), Section 2.8 (Execution and Authentication) and Section 5.5 (Limitations on Incurrence of Indebtedness) (and, for the avoidance of doubt, in the case of Additional Notes in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Additional Notes);

(e)            to provide for the acceptance of appointment of a successor Trustee;

(f)            to comply with the requirements of the Common Safekeeper or any depositary of Notes;

(g)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(h)            to reflect the release of a Guarantor as guarantor, in accordance with the Indenture;

(i)            to secure the Notes (or to release collateral previously added pursuant to this clause);

(j)            to add guarantors with respect to the Notes (or to release guarantors previously added pursuant to this clause); and

(k)            to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the description thereof set forth in the Offering Memorandum to the extent that such provision in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, such Note Guarantee or the Notes (which intent will be established by an Officer’s Certificate delivered by the Issuer to the Trustee).

The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any such amendment or supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any amendment or supplemental indenture authorized by the provisions of this Section 10.1 may be executed by the Issuer, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 10.2 (With the Consent of Holders).

Section 10.2         With the Consent of Holders.

With the consent (evidenced as provided in Section 9.1 (Evidence of Action by Noteholders), which may include consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the Issuer, when authorized by a Board Resolution of the Board of Directors of the Issuer, the Guarantors and the Trustee may, from time to time and at any time, supplement, modify or amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating (or waiving any past default or compliance with) any of the provisions of the Indenture or of any supplement or amendment hereto or modifying in any manner not covered by Section 10.1 (Without the Consent of Holders) the rights of the Holders of the Notes under the Indenture; provided that no such supplement, modification or amendment shall, without the consent of each Holder of Notes then Outstanding and affected thereby:

(a)            reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

(b)            reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

(c)            reduce the principal of or premium, if any, on or change the Stated Maturity of the Notes;

(d)            waive a Default in the payment of the principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)            make the principal of or premium, if any, or interest on the Notes payable in any currency other than that stated in the Notes;

(f)            make any change in Sections 5.1 (Payment Of Principal, Premium and Interest), 7.6 (Limitation on Suits), 7.8 (Control by Holders) or 8.2(f) (this sentence);

(g)            waive a redemption payment with respect to the Notes; or

(h)            release a Guarantor other than as provided herein.

The Trustee, the Agents, the Authenticating Agent and the Transfer Agent are each hereby authorized to join with the Issuer and the Guarantors in the execution of any such supplement, amendment or modification, and to make any further appropriate agreements and stipulations that may be therein contained, but none of the Trustee, any Agent, any Authentication Agent or any Transfer Agent shall be obligated to enter into any such supplement, modification or amendment hereto that affects its respective own rights, duties or immunities under the Indenture or otherwise.

It shall not be necessary for the consent of the Holders of the Notes under this Section 10.2 to approve the particular form of any proposed amendment, modification or supplemental hereto, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.3         Effect of Amendment, Modification or Supplement.

Upon the execution of any amendment, modification or supplement pursuant to the provisions of this Article X (Amendment, Supplement and Waiver) or of Section 11.2 (Successor Entity Substituted), the Indenture shall, with respect to the Notes, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuer, the Guarantors and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, modification or supplement shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.4         Notation on or Exchange of Notes.

(a)            Notes affected by an amendment, modification or supplement, and authenticated and delivered after such amendment, modification or supplement pursuant to the provisions of this Article X (Amendment, Supplement and Waiver) or of Section 11.2 (Successor Entity Substituted), may bear a notation in form approved by the Issuer as to any matter provided for in such amendment, modification or supplement.

(b)            If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Issuer, to any modification of the Indenture contained in any such amendment, modification or supplement may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

Section 10.5         Trustee To Sign Amendments, etc.

(a)            Upon the request of the Issuer, accompanied by a Board Resolution of Holdings authorizing the execution of any such amendment, supplement or modification authorized pursuant to this Article X (Amendment, Supplement and Waiver), and upon the filing with the Trustee of evidence of the consent of the Holders of the Notes required to consent thereto as aforesaid, the Trustee shall join with the Issuer in the execution of such amendment, supplement or modification unless it affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such amendment, supplement or modification.

(b)            The Trustee, subject to the provisions of Section 8.1 (Certain Duties and Responsibilities of Trustee), may receive, in addition to the documents required by Section 15.11 (Compliance Certificates and Opinions), an Officer’s Certificate or an Opinion of Counsel stating that and as conclusive evidence that any amendment, supplement or modification executed pursuant to this Article X (Amendment, Supplement and Waiver) is authorized or permitted by, and conforms to, the terms of this Article X (Amendment, Supplement and Waiver) and that it is proper for the Trustee under the provisions of this Article X (Amendment, Supplement and Waiver) to join in the execution thereof.

(c)            Promptly after the execution by the Issuer and the Trustee of any amendment, supplement or modification pursuant to the provisions of this Section, the Issuer shall transmit by electronic transmission, a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of the Notes affected thereby as their names and addresses appear upon the Security Register. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental or modification.

Article XI

Successor Entity

Section 11.1         Issuer and Guarantors May Consolidate on Certain Terms.

The Issuer and Guarantors may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity; provided that the following conditions are met:

(a)            the Issuer or applicable Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Issuer or such Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

(b)            immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; and

(c)            an Officer’s Certificate and Opinion of Counsel shall be delivered to the Trustee, in each case, stating that all conditions precedent promised for in the Indenture relating to such consolidation, sale, lease, conveyance or merger have been complied with and that such consolidation, sale, lease, conveyance or merger complies with the provisions of the Indenture.

Section 11.2         Successor Entity Substituted.

(a)            In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations set forth under Section 11.1 (Issuer and Guarantors May Consolidate on Certain Terms) on all of the Notes Outstanding, such successor entity shall succeed to and be substituted for the Issuer or applicable Guarantor with the same effect as if it had been named as Issuer or such Guarantor herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under the Indenture and the Notes.

(b)            In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c)            Nothing contained in this Article XI (Successor Entity) shall require any action by the Issuer or the applicable Guarantor in the case of a consolidation or merger of any Person into such Issuer or Guarantor where such Issuer or Guarantor is the survivor of such transaction, or the acquisition by such Issuer or Guarantor, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with such Issuer or Guarantor).

Article XII

Satisfaction and Discharge

Section 12.1         Satisfaction and Discharge.

The Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(a)            either:

(1)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2)            all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in euro, German Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the Stated Maturity or the Redemption Date;

(b)            in respect of subclause (2) of clause (a) of this Section 12.1 (Satisfaction and Discharge), no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of liens to secure such borrowings);

(c)            the Issuer or a Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(d)            the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 12.1 (Satisfaction and Discharge), the provisions of Sections 12.2 (Application of Trust Money) and 13.6 (Repayment to Issuer) will survive. In addition, nothing in this Section 12.1 (Satisfaction and Discharge) will be deemed to discharge those provisions of Section 8.6 (Compensation and Reimbursement), that, by their terms, survive the satisfaction and discharge of the Indenture.

Section 12.2         Application of Trust Money.

Subject to the provisions of Section 13.6 (Repayment to Issuer), all money deposited with the Trustee pursuant to Section 12.1 (Satisfaction and Discharge) shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or German Governmental Obligations in accordance with Section 12.1 (Satisfaction and Discharge) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantor’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1 (Satisfaction and Discharge); provided that, if the Issuer has made any payment of principal of, premium on, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or German Governmental Obligations held by the Trustee or Paying Agent.

Article XIII

Legal Defeasance and Covenant Defeasance

Section 13.1         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of the Board of Directors of the Issuer evidenced by a Board Resolution set forth in an Officer’s Certificate, elect to have either Section 13.2 (Legal Defeasance and Discharge) or 13.3 (Covenant Defeasance) be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article XIII (Legal Defeasance and Covenant Defeasance).

Section 13.2         Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 13.1 (Option to Effect Legal Defeasance or Covenant Defeasance) of the option applicable to this Section 13.2 (Legal Defeasance and Discharge), the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 13.4 (Conditions to Legal or Covenant Defeasance), be deemed to have been discharged from their obligations with respect to all Outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be Outstanding only for the purposes of Section 13.5 (Deposited Money and German Governmental Obligations to be Held in Trust; Other Miscellaneous Provisions) and the other Sections of the Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and the Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 13.4 (Conditions to Legal or Covenant Defeasance);

(b)            the Issuer’s obligations with respect to such Notes under Article II (The Notes) and Section 5.2 (Maintenance of Officer or Agency);

(c)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantor’s obligations in connection therewith; and

(d)            this Article XIII.

Subject to compliance with this Article XIII, the Issuer may exercise its option under this Section 13.2 (Legal Defeasance and Discharge) notwithstanding the prior exercise of its option under Section 13.3 (Covenant Defeasance).

Section 13.3          Covenant Defeasance.

Upon the Issuer’s exercise under Section 13.1 (Option to Effect Legal Defeasance or Covenant Defeasance) of the option applicable to this Section 13.3 (Covenant Defeasance), the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 13.4 (Conditions to Legal or Covenant Defeasance), be released from each of their obligations under the covenants contained in Article V (Covenants) and Article XI (Successor Entity) and any additional covenants specified in any Board Resolution or indenture supplemental hereto with respect to the Notes on and after the date the conditions set forth in Section 13.4 (Conditions to Legal or Covenant Defeasance) are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes will not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes and the Note Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant and any additional covenants specified in any Board Resolution or amendment, modification or supplement hereto, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.1 (Events of Default) with respect to the Outstanding Notes, but, except as specified above, the remainder of the Indenture and such Notes and the Note Guarantees shall be unaffected thereby.

Section 13.4         Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 13.2 (Legal Defeasance and Discharge) or 13.3 (Covenant Defeasance):

(1)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in euro, German Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the Outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2)            in the case of an election under Section 13.2 (Legal Defeasance and Discharge), the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)             the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)             since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of an election under Section 13.3 (Covenant Defeasance), the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of liens to secure such borrowings);

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or either Guarantor is a party or by which the Issuer or either Guarantor is bound; and

(6)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 13.5         Deposited Money and German Governmental Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 13.6 (Repayment to Issuer), all cash and German Governmental Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 (Conditions to Legal or Covenant Defeasance) in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or German Governmental Obligations deposited pursuant to Section 13.4 (Conditions to Legal or Covenant Defeasance) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Notwithstanding anything in this Article XIII (Legal Defeasance and Covenant Defeasance) to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon an Issuer Order any cash or German Governmental Obligations held by it as provided in Section 13.4 (Conditions to Legal or Covenant Defeasance) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 13.4(1) (Conditions to Legal or Covenant Defeasance)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 13.6         Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest on any Notes and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 13.7         Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or German Governmental Obligations in accordance with Section 13.2 (Legal Defeasance and Discharge) or Section 13.3 (Covenant Defeasance), as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantor’s obligations under the Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.2 (Legal Defeasance and Discharge) or Section 13.3 (Covenant Defeasance) until such time as the Trustee or Paying Agent is permitted to apply all such cash or German Governmental Obligations in accordance with Section 13.2 (Legal Defeasance and Discharge) or Section 13.3 (Covenant Defeasance), as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or German Governmental Obligations held by the Trustee or Paying Agent.

Article XIV

Immunity of Incorporators, Stockholders,
Officers and Directors

Section 14.1         No Recourse.

No recourse under or upon any obligation, covenant or agreement of the Indenture, or of the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Issuer or either Guarantor or any of their respective affiliates or Subsidiaries or of any predecessor or successor Person, either directly or through the Issuer or such Guarantor or any of their respective affiliates or Subsidiaries or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Issuer or such Guarantor or any of their respective affiliates or Subsidiaries or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

Article XV

Miscellaneous Provisions

Section 15.1         Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Issuer or a Guarantor shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Trustee shall bind its successors and assigns, whether so expressed or not.

Section 15.2         Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or either Guarantor shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Issuer or such Guarantor.

Section 15.3         Surrender of Issuer Powers.

The Issuer by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Issuer, and thereupon such power so surrendered shall terminate both as to the Issuer and as to any successor corporation.

Section 15.4         Notices.

Any notice or communication by the Issuer, either Guarantor or the Trustee to the other is duly given if in writing, in English and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery to the others’ address:

If to the Issuer or a Guarantor:

CyrusOne Inc.
2850 N. Harwood Street, Suite 2200
Dallas, Texas 75201

Facsimile No.: (972) 499-3490
Attention: Chief Financial Officer

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Facsimile No.: (212) 558-3588
Attention: Ari B. Blaut, Esq. and John Horsfield-Bradbury, Esq.

If to the Trustee:

Wells Fargo Bank, N.A.
150 East 42nd Street, 40th Floor
New York, New York 10017

Facsimile No.: 917-260-1593
Attention: Corporate Trust Services

If to the Paying Agent or Transfer Agent:

Deutsche Bank AG, London Branch

Winchester House
1 Great Winchester Street
London, EC2N 2DB
United Kingdom
Facsimile No.: +44 (0)207 547 6149
Email: TSS-GDS.ROW@db.com
Attention: The Paying Agent (Debt and Agency Services), CyrusOne LP

If to the Authenticating Agent or Security Registrar:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 24th Floor

New York, New York 10005

Facsimile No.: (732) 458-4635

Attention: Corporates Team, CyrusOne LP

The Issuer, the Guarantors, the Trustee, or any Agent, Authenticating Agent or Transfer Agent, by notice to the other parties, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder, when the Notes are in the form of Definitive Notes, will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Security Registrar. Any notice or communication to a Holder when the Notes are in the global form shall be sent in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper).

All notices to the Holders shall be valid if published in a manner which complies with the rules and regulations of Euronext Dublin or any other relevant authority on which the notes are for the time being listed and so long as the notes are listed on Euronext Dublin and the guidelines of Euronext Dublin so require, filed with the Companies Announcement Office of Euronext Dublin. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the trustee may approve.

Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, regardless of whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Any notice given under or in connection with this Indenture or the Notes must be in English, or if not in English, accompanied by a certified English translation and the English translation will prevail.

Section 15.5         Governing Law/Waiver of Jury Trial.

This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the internal law of the State of New York without regard to conflict of principles that would result in the application of any law other than the law of the State of New York. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 15.6         Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages thereof by electronic signature, facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture to the parties thereto and may be used in lieu of the original instrument for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee or any Agent acts on any Executed Documentation sent by electronic transmission, neither the Trustee nor such Agent will be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (i) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (ii) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and each Agent may conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee or an Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 15.7         Severability.

In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Notes, but this Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 15.8         The Trustee.

The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture or the due execution thereof by the Issuer and the Guarantors. The recitals contained herein shall be taken as the statements solely of the Issuer and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof.

Section 15.9         Manner of Determining Equivalent Currency.

For all purposes, the manner of determining the U.S. dollar equivalent of the principal amount of, or any amounts payable on, the Notes shall be on the basis of the most recently available market exchange rate for euros, as determined by the Issuer in its sole discretion.

Section 15.10       Treatment of Notes as Debt.

It is intended that the Notes will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

Section 15.11       Compliance Certificates and Opinions.

(a)            Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)            Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 15.12       USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each Person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

CYRUSONE EUROPE FINANCE DAC

as Issuer

By:	/s/ Luke Frutkin

Name:	Luke Frutkin
Title:	Director

[Signature Page to the Indenture]

CYRUSONE INC.
as Guarantor

By:	/s/ Katherine Motlagh

Name:	Katherine Motlagh
Title:	Chief Financial Officer

CYRUSONE LP
as Guarantor

By: CyrusOne GP, as the sole general partner

By: CyrusOne Inc., as the sole trustee

By:	/s/ Katherine Motlagh

Name:	Katherine Motlagh
Title:	Chief Financial Officer

[Signature Page to the Indenture]

TRUSTEE:

WELLS FARGO BANK, N.A. as Trustee

By:	/s/ Patrick T. Giordano

Name:	Patrick T. Giordano
Title:	Vice President

[Signature Page to the Indenture]

PAYING AGENT AND TRANSFER AGENT:

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ David Contino

Name:	David Contino
Title:	Director

By:	/s/ Paul Yetton

Name:	Paul Yetton
Title:	Vice President

AUTHENTICATING AGENT AND SECURITY REGISTRAR:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Bridgette Casasnovas

Name:	Bridgette Casasnovas
Title:	Vice President

By:	/s/ Luke Russell

Name:	Luke Russell
Title:	Vice President

[Signature Page to the Indenture]

EXHIBIT A

CYRUSONE EUROPE FINANCE DAC

FORM OF 1.125% SENIOR NOTES DUE 2028

Certificate No. [ ]

ISIN: XS2342250227

Common Code No.: 234225022

€[       ]

CYRUSONE EUROPE FINANCE DAC, a designated activity company organized under the laws of Ireland (the “Issuer”) with legal entity identifier 635400QZWBUJ29XWID53, for value received hereby promises to pay to the registered Holder hereof, or its registered assigns, the principal sum of [            ] MILLION EUROS (€[              ]), or such greater or lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note and reflected on the Security Register, on May 26, 2028 and to pay interest annually in arrears on May 26 of each year, commencing May 26, 2022 on said principal sum at the rate per annum of 1.125%, from May 26 next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from May 26, 2021, until payment of said principal sum has been made or duly provided for. This Note certifies that the person whose name is entered in the Security Register is the duly registered holder of Notes in such aggregate principal amount of € [            ], as such amount may be increased or decreased as indicated and endorsed on the Schedule of Exchanges of Interests attached to this Note and reflected on the Security Register.

Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or from May 26, 2021, if no interest has been paid on the Notes) to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to herein as “ACTUAL/ACTUAL (ICMA)”.

The interest so payable will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such interest, which is (i) with respect to Notes in global form, the clearing system business day (which, for these purposes, is a day on which Euroclear and Clearstream settle payments in euros) immediately prior to the relevant Interest Payment Date and (ii) in all other cases, 15 calendar days prior to the relevant Interest Payment Date (whether or not a business day).

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee or Authenticating Agent and until it has been effectuated for and on behalf of the Common Safekeeper.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: [__________], 20[____]

CyrusOne Europe Finance Designated Activity Company

By:
Name:
Title:

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated: [__________], 20[____]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Authenticating Agent

By:
Authorized Signatory

EFFECTUATED for and on behalf of

Euroclear Bank SA/NV

as Common Safekeeper, without recourse, warranty or liability

By: ____________________________________

[FORM OF REVERSE SIDE OF NOTE]

CYRUSONE EUROPE FINANCE DAC

1.125 % SENIOR NOTES DUE 2028

1.	Notes.

This Note is one of a duly authorized issue of debt securities of the Issuer, designated as its 1.125% Senior Notes due 2028 (herein called the “Notes”), issued under and pursuant to an Indenture, dated as of May 26, 2021 (herein called the “Indenture”), among the Issuer, the Guarantors, Wells Fargo Bank, N.A., as trustee (herein called the “Trustee”), Deutsche Bank AG, London Branch as Paying Agent and Transfer Agent and Deutsche Bank Trust Company Americas as Authenticating Agent and Security Registrar, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings set forth in the Indenture.

2.	Interest Payment Dates

If any Interest Payment Date, maturity date or redemption date of this Note falls on a day that is not a Payment Business Day, payment will be made on the next succeeding Payment Business Day, and no interest will accrue for the period from and after the Interest Payment Date, maturity date or redemption date, as the case may be, to the next succeeding Payment Business Day. As used in this Note, the term “Payment Business Day” means, (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City, Dublin and the City of London and, in the case of Notes in definitive form only, the relevant place of presentation, and (ii) a day on which the TARGET 2 System is open for the settlement of payment in euros. As used in this Note, the term “TARGET 2 System” means the Trans-European Automatic Real-Time Gross Settlement Express Transfer (TARGET 2) System (or any successor thereto).

3.	No Sinking Fund.

The Notes are not subject to redemption through the operation of any sinking fund.

4.	Optional Redemption.

The Issuer may redeem on any one or more occasions some or all of the Notes before they mature. The Redemption Price will equal the sum of (1) an amount equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date and (2) the Make-Whole Premium. Notwithstanding the foregoing, if the Notes are redeemed on or after February 26, 2028, the Redemption Price will not include the Make-Whole Premium.

5.	Redemption for Tax Reasons.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of a Relevant Taxing Jurisdiction, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 12, 2021, the Issuer becomes or, based upon a written opinion of independent tax counsel of recognized standing selected by the Issuer, will become obligated to pay Additional Amounts with respect to the Notes, then the Issuer may at its option redeem the Notes at any time, in whole, but not in part, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest (including any Additional Amounts), if any, to, but excluding, the date of redemption.

6.	Notice of Redemption.

In the case of any redemption in accordance with Section 3.2 (Optional Redemption of the Notes) or Section 3.3 (Redemption for Tax Reasons) of the Indenture, the Issuer will give each Holder of Notes to be redeemed a notice in writing not less than 15 nor more than 60 days before the Redemption Date, (i) in accordance with the procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper) to the Holders of interests in the Notes to be so redeemed, or (ii) in the case of Definitive Notes, to each Holder of record of the Notes to be redeemed at its registered address, except that notices of redemption may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles XII (Satisfaction and Discharge) and XIII (Legal Defeasance and Covenant Defeasance) with respect to the Notes.

7.	Acceleration Upon Event of Default.

The Events of Default relating to the Notes are set forth in Section 7.1 (Events of Default) of the Indenture. If an Event of Default (other than an Event of Default specified in Sections 7.1(e) or 7.1(f) of the Indenture) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, and, upon said declaration the same shall be immediately due and payable, subject to exceptions set forth in the Indenture. If an Event of Default specified in Sections 7.1(e) or 7.1(f) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

8.	Amendment and Modification.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 10.2 (With the Consent of Holders) of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

9.	Denominations, Transfer, Exchange.

The Notes are issuable in fully registered form, without coupons, in the minimum denomination of €100,000 and any multiple of €1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture.

Prior to due presentment for registration of transfer, the Issuer, the Trustee and any agent of the Issuer, or the Trustee may treat the registered Holder hereof as the owner of this Note (whether or not this Note shall be overdue), for the purpose of receiving payment of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer, nor the Trustee nor any agent of the Issuer, or the Trustee shall be affected by any notice to the contrary.

10.	Persons Deemed Owners.

The ICSDs or the Common Safekeeper may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

11.	No Recourse.

No recourse under or upon any obligation, covenant or agreement of the Indenture, or of the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of either the Issuer or either Guarantor or any of their respective affiliates or Subsidiaries or of any predecessor or successor Person, either directly or through such Issuer or Guarantor or any of their respective affiliates or Subsidiaries or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of such Issuer or Guarantor or any of their respective affiliates or Subsidiaries or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

12.	Governing Law.

This Indenture, this Note and the Note Guarantees will be governed by, and construed in accordance with the internal law of the State of New York without regard to conflict of principles that would result in the application of any law other than the law of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to €______________ principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Distribution Compliance Period referred to in Regulation S under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Issuer or a Guarantor; or

☐	(2)	to the Security Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(5)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Signature must be guaranteed by
a participant in a recognized signature
guaranty medallion program or other
signature guarantor acceptable to the
Trustee

Date:
Signature of Signature Guarantee

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*            This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGEND FOR REGULATION S NOTE

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER, A GUARANTOR OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S, THE GUARANTORS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT UNDER ERISA OR ANY SIMILAR LAW OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.”

FORM OF ASSIGNMENT FOR REGULATION S NOTE

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐ (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 903 or Rule 904 under the Securities Act of 1933, as amended.

or

☐ (b) This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Security Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.15 (Book-Entry Provisions for Global Notes), 2.16 (Special Transfer Provisions) and 2.17 (Transfer and Exchange) of the Indenture shall have been satisfied.

Date:	Your Signature:______________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:_____________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Date:	___________________________________________________

NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Transfer Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE COMMON SAFEKEEPER (AS SUCH TERM IS DEFINED IN THE INDENTURE) FOR CLEARSTREAM BANKING, S.A. (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, THE “ICSDS”). THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE NOMINEES OF THE COMMON SAFEKEEPER OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON SAFEKEEPER OR THE NOMINEE THEREOF TO THE NOMINEES OF THE COMMON SAFEKEEPER OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON SAFEKEEPER OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER (AND ANY PAYMENT IS MADE TO THE COMMON SAFEKEEPER OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF OR THE COMMON SAFEKEEPER, HAS AN INTEREST HEREIN.

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EXHIBIT D

Form of Certificate To Be Delivered in Connection with Transfers

Pursuant to Regulation S

Wells Fargo, N.A.

150 East 42nd Street, 40th Floor
New York, New York 10017

Attention: Corporate Trust Services

Re:	CyrusOne Europe Finance DAC, as issuer (the “Issuer”), 1.125% Senior Notes due 2028 (the “Notes”)

Dear Sir or Madam:

In connection with our proposed sale of €[              ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2)	either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:

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